                                                                   EXHIBIT 11.1


                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE

Weighted average common shares                                     1,331,976

Conversion of Preferred Stock to Common Stock                      2,667,002

Options issued within one year of the initial filing date
  of the S-1 Registration Statement using the treasury
  stock method                                                        75,682(1)

All other options outstanding using the treasury stock method        176,524(2)
                                                                   ---------
    Total weighted average shares outstanding                      4,251,184

    Net income                                                       656,945
                                                                   ---------
Pro forma net income per share                                     $     .15
                                                                   =========

------------

(1)  Options issued in one year window:         138,750(a)

       Exercise price                            x$5.00
                                               --------
       Gross proceeds                          $ 693,750

       Repurchase price                         +$11.00
                                               --------
       Shares repurchased                        63,068(b)
                                               ========
       Net shares (a)-(b)                        75,682
                                               ========

(2)  All other options:                         236,512

       Weighted average exercise price           x 2.79
                                               --------
       Gross proceeds                          $659,868

       Repurchase price                        $     11
                                               --------
       Shares repurchased                        59,988(b)
                                               ========
       Net shares (a)-(b)                       176,524
                                               ========